Exhibit 99.1

ITUS Restructures Convertible Debt

MELVILLE, NY – September 10, 2014: ITUS Corporation (the “Company”) (OTCQB: ITUS), a company that builds and protects innovation, today announced that it has exchanged $3.5 million of its convertible debt owed to Adaptive Capital LLC into shares of common stock and Series A Preferred Stock. The Preferred Stock does not provide for a dividend, and is convertible into shares of the Company’s common stock. The transaction will result in a positive adjustment to the Company’s Shareholder’s Equity of approximately $3.8M.

Details of the debt conversion are available on Form 8K filed today with the Securities and Exchange Commission.

About ITUS Corporation

ITUS develops and acquires patented technologies for the purposes of patent assertion and patent monetization. The company currently has 10 patent portfolios in the areas of Key Based Web Conferencing Encryption, Encrypted Cellular Communications, E-Paper® Electrophoretic Display, Nano Field Emission Display (“nFED”), Micro Electro Mechanical Systems Display (“MEMS”), Loyalty Conversion Systems, J-Channel Window Frame Construction, VPN Multicast Communications, Internet Telephonic Gateway, and Enhanced Auction Technologies.  Additional information is available at www.ITUScorp.com.

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Forward-Looking Statements: Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect ITUS’s current expectations concerning future events and results. We generally use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  These risks, uncertainties and factors include, but are not limited to, those factors set forth in “Item 1A – Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended October 31, 2013 as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.